Exhibit 10.45
KEY EMPLOYEE RETENTION AGREEMENT

THIS KEY EMPLOYEE RETENTION AGREEMENT (this “Agreement”) is entered into by and between Christopher H. Trainor (“Employee”) and Hillenbrand, Inc. (together with its subsidiaries and affiliates, the “Company”) as of July 2, 2021. The foregoing parties may be referred to herein individually as a “Party” and together as the “Parties.”

RECITALS
The Company has determined that Employee’s leadership and expertise is essential to the Company’s ongoing operations and the Company’s ability to continue to execute its corporate strategy; and

The Company has determined that it is in the best interests of the Company and its shareholders to enter into this Agreement with Employee to demonstrate Employee’s importance to the Company and further incentivize Employee during the periods set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1.The Company agrees to provide Employee the following award, subject to the following terms and conditions:

(a) As soon as practicable following the date of this Agreement, the Company shall grant (the date of such grant, the “Grant Date”) to Employee a long-term equity-based award in the form of time-based restricted stock units (“RSUs”) pursuant to the Hillenbrand, Inc. Amended and Restated Stock Incentive Plan (as may be further amended and/or restated from time to time, the “Stock Incentive Plan”) with a Grant Date fair value equal to two million six hundred twenty-five thousand dollars ($2,625,000).

(b) The RSUs referenced herein shall vest (i) 20% on the second anniversary of the Grant Date; (ii) 20% on the third anniversary of the Grant Date; (iii) 20% on the fourth anniversary of the Grant Date; and (iv) 40% on the fifth anniversary of the Grant Date, subject to Employee’s continued employment with the Company in Good Standing (as defined below) through the applicable vesting date. Notwithstanding the foregoing, any outstanding RSUs that remain unvested under the foregoing vesting schedule shall become fully vested upon the earlier to occur of any of the following events: (i) the termination of Employee’s employment by the Company without Cause (as defined in that certain Employment Agreement between Employee and Batesville Services, Inc. (“Batesville”), dated as of September 7, 2015 (the “Employment Agreement”)), provided that Employee remains employed in Good Standing through the date of such termination, or (ii) the occurrence of a Batesville Change in Control (as defined below). In the event of any other termination of employment prior to any vesting date, any unvested RSUs shall be forfeited. Except as otherwise provided herein, the RSUs shall be subject to the terms and conditions of the Stock Incentive Plan and the Company’s form of time-based restricted stock unit award agreement for its executive officers, as modified for purposes of the RSUs subject to this Agreement, which shall govern the Parties’ rights with respect to such awards.

2.For purposes of this Agreement:

(a) “Batesville Business” means the manufacture and sale of funeral service products, including burial caskets, cremation caskets, containers and urns, other personalization and memorialization products, and web-based technology applications, as conducted by Batesville and its direct and indirect subsidiaries, including Global Products Co., S.A. de C.V., as of the date of this Agreement.

(b) A “Batesville Change in Control” shall be deemed to occur on: (i) the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of Batesville, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Batesville representing more than 50% of the voting power of all securities of Batesville, excluding any internal reorganization as determined by the Company or (ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Batesville Business.

(c) “Good Standing” means that Employee remains actively employed and fully engaged in the discharge of Employee’s duties and responsibilities to the best of Employee’s abilities, as reasonably determined by the Company in good faith.

3.Effective as of June 2, 2021, Employee shall, together with other similarly-situated executives, report to Kimberly K. Ryan, the Company’s Executive Vice President. In consideration of the promises contained in this Agreement, and notwithstanding anything set forth in any other any other agreement, plan, program or policy maintained by the Company, Employee acknowledges and agrees that neither the foregoing nor any other event that has occurred on or prior to the date of this Agreement shall constitute an event of “Good Reason” as such term is defined in the Employment Agreement or any other agreement, plan, program or policy maintained by the Company.

4.Each of the promises and obligations set forth herein shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties. The Parties agree that each and every paragraph, sentence, clause, term and provision of this Agreement is severable and that, if any portion of this Agreement should be deemed not enforceable for any reason, such portion shall be stricken and the remaining portion or portions thereof should continue to be enforced to the fullest extent permitted by applicable law.

5.Employee represents and acknowledges that in signing this Agreement, Employee does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company’s employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

6.This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without regard to any applicable state’s choice of law provisions.

7.This Agreement represents the entire agreement between the Parties concerning the subject matter hereof, shall supersede any and all prior agreements which may otherwise exist between them concerning the subject matter hereof and shall not be altered, amended, modified or otherwise changed except by a writing executed by both Parties; provided that, for the avoidance of doubt, other than in connection with a Batesville Change in Control, that certain Change in Control Agreement between Employee and the Company, dated as of February 11, 2021 shall remain in full force and effect with respect to the RSUs referenced herein (including, without limitation, Section 3(e) thereof).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have themselves signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

Christopher H. Trainor Hillenbrand, Inc.

Signed: /s/ Christopher H. Trainor Signed: /s/ Peter S. Dyke
Peter S. Dyke
Senior Vice President, Chief Human Resources Officer